UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2020 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 15, 2020

On or about July 28, 2020, Lions Gate Entertainment Corp. (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual General and Special Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, September 15, 2020, beginning at 10:00 a.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8. This supplement (this “Supplement”) provides some additional information for shareholders to consider with respect to Proposal No. 3 (Advisory Vote to Approve Executive Compensation) and Proposal No. 4 (Approval of Amendment to the 2019 Performance Incentive Plan) and should be read in conjunction with the Proxy Statement. This Supplement is first being furnished or otherwise made available to shareholders on or about August 26, 2020. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

New CEO Employment Agreement

On August 21, 2020, the Compensation Committee approved a new employment agreement for Jon Feltheimer, the Company’s Chief Executive Officer (the “New Employment Agreement’). The New Employment Agreement replaces the Company’s current employment agreement with Mr. Feltheimer, which was originally entered into as of May 30, 2013 and subsequently amended as of October 11, 2016 (the “Prior Employment Agreement”). The New Employment Agreement has the same compensation and other terms of employment as the Prior Employment Agreement except as described below.

The term of the New Employment Agreement is scheduled to expire on August 21, 2023 (as opposed to the expiration date of May 22, 2023 provided in the Prior Employment Agreement) and the New Employment Agreement gives the Company the right, in its sole discretion, to extend the term of the New Employment Agreement by either one or two additional years (so that the term would expire on August 21, 2024 or August 21, 2025).

The New Employment Agreement also provides for the grant to Mr. Feltheimer of an award of share appreciation rights (“SARs”) with respect to 2,000,000 of the Company’s Class B non-voting shares (“Class B Shares”). The SARs were granted to Mr. Feltheimer on August 21, 2020, have a per-share exercise price of $8.17 (the closing price of a Class B Share on the date of grant of the award), and will vest in one installment on August 21, 2023 (subject to Mr. Feltheimer’s continued employment through the vesting date). If Mr. Feltheimer’s employment is terminated by the Company without cause, by him for good reason, or due to his death or disability (as such terms are defined in the Employment Agreement), the SARs that are then outstanding and unvested will fully vest as of his termination date (subject to Mr. Feltheimer’s providing a release pursuant to the New Employment Agreement). Upon exercise, the SARs may be settled in cash, the Class B Shares, the Company’s Class A voting shares, or a combination thereof, as determined by the Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment (less the applicable exercise price in the case of SARs).

Update of Equity Award Disclosures

Proposal No. 4 in the Proxy Statement (Approval of Amendment to the 2019 Performance Incentive Plan) presents certain information concerning the Company’s equity award program as of July 23, 2020. The following bullet points update this information through August 24, 2020 (including after giving effect to the August 24, 2020 grant of SARs to Mr. Feltheimer described above):

•

As of August 24, 2020, a total of 3,468,656 Common Shares remained available for new awards under the 2019 Plan, and a total of 16,325,981 Common Shares were subject to outstanding awards granted under the 2019 Plan. In addition, a total of 30,132,634 Common Shares were subject to outstanding awards granted under the Prior Plans.

•

Of the 46,458,615 total Common Shares that were subject to outstanding awards under the 2019 Plan and the Prior Plans, there were 25,743 Class A Voting Shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards), 7,955,237 Class B Non-Voting Shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards), 0 Class A Voting Shares subject to outstanding performance-based vesting restricted share unit awards, 5,043,485 Class B Non-Voting Shares subject to outstanding performance-based vesting restricted share unit awards, 5,048,346 Class A Voting Shares subject to outstanding stock options and SARs (excluding performance-based vesting awards), 23,817,045 Class B Non-Voting Shares subject to outstanding stock options and SARs (excluding performance-based vesting awards), 512,496 Class A Voting Shares subject to outstanding performance-based vesting stock options and SARs, and 4,056,263 Class B Non-Voting Shares subject to outstanding performance-based vesting stock options and SARs.

•

For purposes of calculating the Company’s Burn Rate, the number of Common Shares issued and outstanding as of August 24, 2020 was 220,527,248 shares, and the total number of Common Shares subject to awards granted by the Company to date (as of August 24, 2020) for fiscal 2021 under the 2019 Plan was 9,933,257 shares (i.e. 4.50% of the number of Common Shares issued and outstanding on August 24, 2020), of which 6,056,936 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 293,584 shares were subject to performance-based vesting restricted share unit awards, 3,051,670 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 531,067 shares were subject to performance-based vesting stock options and SARs. (For purposes of this discussion of Burn Rate, awards with respect to Class A voting shares and Class B non-voting shares are included together as “Common Shares.”)

•

The total number of our Common Shares that were subject to awards granted under our equity incentive plans that terminated or expired, and thus became available for new award grants under the applicable plan, to date (as of August 24, 2020) in fiscal 2021 is 3,966,842 shares (which includes the 2,199,633 shares that became available under the 2019 Plan following the closing of the Exchange Program as described in Proposal No. 4 of the Proxy Statement). The total number of our Common Shares that were subject to awards granted under our equity incentive plans and that were withheld to cover tax withholding obligations arising with respect to the award, and thus became available for new award grants under the applicable plan, to date (as of August 24, 2020) in fiscal 2021, is 553,771 shares.

•

In the table under “Aggregate Past Grants Under the 2019 Plan” on page 30 of the Proxy Statement, the entry for Mr. Feltheimer in the column under “Number of Shares Underlying Options/SARs—Unexercisable” would be “2,000,000” as of August 24, 2020, and the total in that column for “All Current Executive Officers as a Group” would be 3,302,828 as of that date.

VOTING MATTERS

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a shareholder, your vote is very important and the Board of Directors of the Company encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by shareholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

By Order of The Board of Directors,

Jon Feltheimer
Chief Executive Officer

Santa Monica, California Vancouver, British Columbia
August 26, 2020